UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: May 15, 2014
(Date of earliest event reported)
DARDEN RESTAURANTS, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 1-13666
Florida (State or other jurisdiction of incorporation)	59-3305930 (IRS Employer Identification No.)

1000 Darden Center Drive, Orlando, Florida 32837
(Address of principal executive offices, including zip code)

(407) 245-4000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On May 15, 2014, Darden Restaurants, Inc. (“Darden”) entered into an Asset and Stock Purchase Agreement (the “Purchase Agreement”) with RL Acquisition, LLC, a Delaware limited liability company (the “Buyer”). The Buyer was formed by affiliates of Golden Gate Capital (the “Sponsor”). Subject to the terms and conditions of the Purchase Agreement, the Buyer has agreed to purchase substantially all of the assets comprising the Red Lobster business (the “Business”) for $2.1 billion in cash and the assumption of certain liabilities of the Business (the “Transaction”). The purchase price is subject to certain adjustments pursuant to the Purchase Agreement.

The Purchase Agreement contains customary representations, warranties and covenants by each party, including, among others, covenants with respect to the conduct by Darden of the Business during the interim period between the execution of the Purchase Agreement and the completion of the Transaction (the “Closing”) and certain actions Darden agrees not to take during such interim period.

The Transaction is subject to customary closing conditions, including (1) the expiration or early termination of the applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the receipt of required clearances from the Canadian antitrust authorities, (2) no Law (as defined in the Purchase Agreement) having been enacted, entered, promulgated, enforced or issued by any Governmental Authority (as defined in the Purchase Agreement) being in effect restraining, enjoining or prohibiting the Transaction and (3) the absence of any “Material Adverse Effect” (as defined in the Purchase Agreement) that is continuing. Each party's obligation to consummate the Transaction is also subject to (x) the accuracy of the other party's representations and warranties contained in the Purchase Agreement (subject to certain materiality and Material Adverse Effect qualifiers) and (y) the other party's performance in all material respects with its material obligations required by the Purchase Agreement.

The Purchase Agreement also includes certain termination provisions in favor of both Darden, on the one hand, and Buyer, on the other hand. A termination of the Purchase Agreement by Darden under certain specified circumstances, including a breach by the Buyer that causes certain of the closing conditions not to be satisfied or a failure by the Buyer to consummate the Transaction if all of the conditions to the obligation of the Buyer to close the Transaction have been satisfied (other than those conditions that, by their nature, are to be satisfied at the Closing), will entitle Darden to receive from the Buyer a reverse termination fee equal to $60,000,000 (the “Reverse Termination Fee”). In addition, Darden will be entitled to receive a payment of liquidated damages from the Sale Leaseback Purchaser (as defined below) in the event that the Purchase Agreement is terminated under circumstances in which the Reverse Termination Fee is payable and the Sale Leaseback Purchaser is in breach of the agreement between the Buyer and the Sale Leaseback Purchaser governing the Sale Leaseback Transaction (as defined below) that has not been cured. Each of Darden and the Buyer also has the right to terminate the Purchase Agreement if the Closing has not occurred on or before November 11, 2014 unless such party’s failure to comply with the Purchase Agreement has primarily been the cause of or resulted in the failure of the Closing to occur by such date.

The Buyer has obtained equity commitments from an affiliate of the Sponsor and debt financing commitments from Deutsche Bank AG New York Branch, Deutsche Bank Securities Inc., GE Capital and Jefferies Finance LLC. In addition, the Buyer is financing a portion of the purchase price for the Transaction with the proceeds of a sale leaseback transaction (the “Sale Leaseback Transaction”) with an affiliate of American Realty Capital Properties, Inc. (the “Sale Leaseback Purchaser”), which transaction involves the sale and subsequent leaseback of substantially all owned and ground leased real property of the Business. The obligations of the Buyer pursuant to the Purchase Agreement are not conditioned upon receipt of the debt financing or the sale leaseback financing.

An affiliate of the Sponsor has also agreed to guarantee certain obligations of the Buyer under the Purchase Agreement, on the terms and subject to the conditions set forth in the limited guarantee in favor of Darden, dated May 15, 2014, which guarantee covers the payment of certain monetary obligations that may be owed by the Buyer pursuant to the Purchase Agreement, including the reverse termination fee.

Both Darden and the Buyer have agreed to indemnify the other party for losses arising from certain breaches of the Purchase Agreement and for certain other liabilities, subject to certain limitations. In connection with the Transaction, Darden and the Buyer (or entities that it will acquire in the Transaction) also will enter into certain additional ancillary agreements, including a transition services agreement, an intellectual property license agreement, a software license agreement and a gift card agreement.

A copy of the Purchase Agreement is attached as Exhibit 2.1 hereto and incorporated herein by reference. The foregoing summary of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Purchase Agreement.

The representations, warranties and covenants set forth in the Purchase Agreement have been made only for the purposes of the Purchase Agreement and solely for the benefit of the parties thereto and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Purchase Agreement instead of establishing these matters as facts. In addition, such representations and warranties were made only as of the dates specified in the Purchase Agreement and information regarding the subject matter thereof may change after the date of the Purchase Agreement. Accordingly, the Purchase Agreement is included with this filing only to provide investors with information regarding its terms and not to provide investors with any other factual information regarding Darden or its business as of the date of the Purchase Agreement or as of any other date.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description
2.1	Asset and Stock Purchase Agreement, dated as of May 15, 2014, by and between Darden Restaurants, Inc. and RL Acquisition LLC*

* Schedules to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Darden hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURES
        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.
Date: May 21, 2014
	By:	/s/ Teresa M. Sebastian

	Name:	Teresa M. Sebastian
	Title:	Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset and Stock Purchase Agreement, dated as of May 15, 2014, by and between Darden Restaurants, Inc. and RL Acquisition LLC*

* Schedules to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Darden hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.